Exhibit 99.1

Farmland Partners Inc. Reports Third Quarter 2020 Results

DENVER, November 9, 2020 /PRNewswire/ - Farmland Partners Inc. (NYSE: FPI) (the “Company”) today reported financial results for the quarter ended September 30, 2020.

“This was a relatively good quarter compared to the same period last year, demonstrating the strength and stability of farmland as an asset class in both good times and bad,” said Paul A. Pittman, the Company's Chairman and CEO. “We continue to believe that we trade at a significant discount to NAV based on management’s estimates, which range from a book value of approximately $9.50 per share, to almost $14 per share based on appreciating assets according to state-level USDA Land Values survey data, up to a high of almost $18 per share based on estimated cap rates in our markets. Based on these NAV estimates, we believe that the NAV of our common stock is in the $13-$15 per share range.”

Impact of the COVID-19 Pandemic

So far, the direct impact of the COVID-19 pandemic on the Company’s business and operations has been limited. In particular, we have experienced a decrease in demand – and therefore price – for lemons and blueberries, two crops to which we have limited direct operating exposure. As broader sectors of the U.S. agricultural economy are affected through supply chain and commodity price disruptions, the Company believes that in the medium term it might experience further negative consequences of the pandemic. In the long term, the Company does not expect that the pandemic will materially impact the global demand for food, feed, fuel and fiber, and therefore the value of its farmland portfolio.

Financial Results

For the three months ended September 30, 2020, the Company recorded net income of $0.6 million and basic net loss to common stockholders of $0.09 per share, as compared to net loss of $1.5 million and basic net loss to common stockholders of $0.15 per share for the same period during 2019. For the nine months ended September 30, 2020, the Company recorded net income of $1.2 million and basic net loss to common stockholders of $0.28 per share, as compared to net income of $5.1 million and basic net loss to common stockholders of $0.16 per share for the same period during 2019.

For the three months ended September 30, 2020, the Company recorded Adjusted Funds from Operations (“AFFO”) of $(1.4 million) and AFFO per fully diluted share of $(0.04), as compared to AFFO of ($2.0 million) and AFFO per fully diluted share of $(0.06) for the same period during 2019. For the nine months ended September 30, 2020, the Company recorded AFFO of $(3.2 million) and AFFO per fully diluted share of $(0.10), as compared to AFFO of $(4.6 million) and AFFO per fully diluted share of $(0.14) for the same period during 2019.

For the three months ended September 30, 2020, the Company recorded Adjusted Earnings Before Interest Taxes Depreciation and Amortization for real estate (“Adjusted EBITDAre”) of $5.9 million, as compared to $5.9 million for the same period during 2019. For the nine months ended September 30, 2020, the Company recorded Adjusted EBITDAre of $19.3 million, as compared to $19.5 million for the same period during 2019.

See “Non-GAAP Financial Measures” for complete definitions of AFFO and Adjusted EBITDAre and the financial tables accompanying this press release for reconciliations of net income to AFFO and Adjusted EBITDAre.

Operating Results

For the three months ended September 30, 2020, the Company recorded total operating revenues of $10.6 million, as compared to $9.8 million for the same period during 2019. For the nine months ended September 30, 2020, the Company recorded total operating revenues of $32.8 million, as compared to $31.7 million for the same period during 2019.

For the three months ended September 30, 2020, the Company recorded total operating income of $3.6 million and net operating income (“NOI”) of $8.6 million, as compared to total operating income of $3.2 million and NOI of $7.8 million for the same period in 2019. For the nine months ended September 30, 2020, the Company recorded total operating income of $12.6 million and NOI of $27.1 million, as compared to total operating income of $11.7 million and NOI of $25.5 million for the same period in 2019.

See “Non-GAAP Financial Measures” for a complete definition of NOI and the financial tables included in this press release for reconciliations of net income to NOI.

Acquisition and Disposition Activity

During the quarter ended September 30, 2020, the Company completed one disposition consisting of four properties in the Corn Belt region, for a total consideration of $5.2 million and an aggregate gain on sale of $1.3 million.

After the end of the quarter, the Company completed one disposition in the Delta and South region, for a total consideration of $4.0 million and a gain on sale of $0.6 million.

A summary of the disposition activity to date is available in the Q3 2020 Supplemental Package available on the Investor Relations section of the Company’s website under “Presentations and Other Materials.”

Balance Sheet

During the quarter ended September 30, 2020, the Company repurchased 509,506 shares of common stock at a weighted average price of $6.62 per share for an aggregate purchase price of $3.4 million. As of September 30, 2020, the Company had approximately $41.3 million in shares that it can repurchase under its stock repurchase plan.

As of September 30, 2020, and the date of this press release, the Company had 30,990,063 shares of common stock outstanding on a fully diluted basis.

The Company had total debt outstanding of $509.9 million at September 30, 2020, compared to $512.9 million at December 31, 2019. After the end of the quarter, the Company completed the refinancing of two Farmer Mac bonds and one Farm Credit of Central Florida note, generating net proceeds of $0.5 million.

Dividend Declarations

The Company announced that its Board of Directors has declared a quarterly cash dividend of $0.05 per share of common stock and per Class A Common OP unit. The dividends are payable on January 15, 2021, to stockholders and unit holders of record on January 1, 2021.

The Company also announced today that its Board of Directors has declared a quarterly cash dividend of $0.3750 per share of Series B Participating Preferred Stock. The dividends are payable on December 31, 2020 to holders of Series B Participating Preferred Stock of record on December 15, 2020.

Conference Call Information

The Company has scheduled a conference call on November 9, 2020, at 11:00 a.m. (Eastern Time) to discuss its financial results for the quarter ended September 30, 2020. The call can be accessed live over the phone toll-free by dialing 1-866-262-6804 (U.S.), or 1-855-669-9657 (Canada), or 1-412-902-4107 (International). Participants can reference the Farmland Partners Inc. Third Quarter 2020 Earnings Call. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.farmlandpartners.com. A replay of the conference call will be available beginning November 9, 2020 at 1:00 p.m. (Eastern Time) until November 19, 2020, at 11:59 p.m. (Eastern Time), by dialing 1-877-344-7529 (U.S.), or 1-855-669-9658 (Canada), or 1-412-317-0088 (International); passcode: 10148834. A replay of the webcast will also be accessible on the Investor Relations section of the Company’s website for a limited time following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. As of the date of this release, the Company owns approximately 155,000 acres in 16 states, including Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Kansas, Louisiana, Michigan, Mississippi, Nebraska, North Carolina, South Carolina, South Dakota and Virginia. We have approximately 26 crop types and over 100 tenants. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements concerning the impact of the ongoing COVID-19 pandemic on our business, pending acquisitions and dispositions, projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results, future stock repurchases, our dividend policy, future economic performance, crop yields and prices and future rental rates for our properties, ongoing litigation, as well as statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the impact of the COVID-19 pandemic and efforts to reduce its spread on our business and on the economy and capital markets generally, general volatility of the capital markets and the market price of the Company’s common stock or Series B participating preferred stock, changes in the Company’s business strategy, availability, terms and deployment of capital, the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, availability of qualified personnel, changes in the Company’s industry, interest rates or the general economy, adverse developments related to crop yields or crop prices, the degree and nature of the Company’s competition, the timing, price or amount of repurchases, if any, under the Company's share repurchase program, the ability to consummate acquisitions or dispositions under contract and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and the Company’s other filings with the Securities and Exchange Commission. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

SOURCE: Farmland Partners Inc.

CONTACT: ir@farmlandpartners.com

Farmland Partners Inc.

Consolidated Balance Sheets

As of September 30, 2020 (unaudited) and December 31, 2019 (audited)

(in thousands except par value and share data)

	September 30,	December 31,
	2020	2019
ASSETS
Land, at cost	$930,653	$937,813
Grain facilities	12,091	12,091
Groundwater	10,214	11,473
Irrigation improvements	53,833	53,871
Drainage improvements	12,790	12,674
Permanent plantings	54,430	52,089
Other	8,032	7,827
Construction in progress	9,275	11,911
Real estate, at cost	1,091,318	1,099,749
Less accumulated depreciation	(30,722)	(25,277)
Total real estate, net	1,060,596	1,074,472
Deposits	—	1
Cash	7,108	12,561
Notes and interest receivable, net	2,412	4,767
Right of use asset	128	73
Deferred financing fees, net	109	174
Accounts receivable, net	6,494	5,515
Inventory	1,505	1,550
Prepaid and other assets	1,453	3,440
TOTAL ASSETS	$1,079,805	$1,102,553
LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable, net	$508,432	$511,403
Lease liability	128	73
Dividends payable	1,550	1,593
Derivative liability	3,182	1,644
Accrued interest	3,221	3,111
Accrued property taxes	2,645	1,873
Deferred revenue	50	71
Accrued expenses	7,482	5,868
Total liabilities	526,690	525,636
Series B Participating Preferred Stock, $0.01 par value, 6,037,500 shares authorized; 5,831,870 shares issued and outstanding at September 30, 2020, and 5,972,059 at December 31, 2019	139,766	142,861
Redeemable non-controlling interest in operating partnership, Series A preferred units	119,633	120,510
EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 29,086,271 shares issued and outstanding at September 30, 2020, and 29,952,608 shares issued and outstanding at December 31, 2019	282	292
Additional paid in capital	333,037	338,387
Retained earnings	(1,934)	6,251
Cumulative dividends	(53,224)	(48,784)
Other comprehensive income	(2,853)	(1,644)
Non-controlling interests in operating partnership	18,408	19,044
Total equity	293,716	313,546

TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN OPERATING PARTNERSHIP AND EQUITY	$1,079,805	$1,102,553

Farmland Partners Inc.

Consolidated Statements of Operations

For the three and nine months ended September 30, 2020 and 2019

(unaudited, in thousands except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
OPERATING REVENUES:
Rental income	$8,701	$9,111	$27,916	$28,480
Tenant reimbursements	911	458	2,655	1,392
Crop sales	748	(145)	1,445	788
Other revenue	244	424	755	1,024
Total operating revenues	10,604	9,848	32,771	31,684

OPERATING EXPENSES
Depreciation, depletion and amortization	1,979	2,087	5,982	6,294
Property operating expenses	1,961	2,050	5,640	6,171
Cost of goods sold	1,332	619	2,643	842
Acquisition and due diligence costs	—	—	11	1
General and administrative expenses	1,395	1,444	4,248	4,237
Legal and accounting	287	421	1,617	2,437
Other operating expenses	1	1	2	1
Total operating expenses	6,955	6,622	20,143	19,983
OPERATING INCOME	3,649	3,226	12,628	11,701

OTHER (INCOME) EXPENSE:
Other income	25	(147)	113	(283)
Loss (gain) on disposition of assets	(1,348)	18	(2,179)	(7,891)
Interest expense	4,411	4,818	13,541	14,805
Total other expense	3,088	4,689	11,475	6,631

Net income before income tax expense	561	(1,463)	1,153	5,070

Income tax expense	—	—	—	—

NET INCOME (LOSS)	561	(1,463)	1,153	5,070

Net (income) loss attributable to non-controlling interests in operating partnership	(34)	99	(70)	(375)

Net income (loss) attributable to the Company	527	(1,364)	1,083	4,695

Nonforfeitable distributions allocated to unvested restricted shares	(16)	(18)	(48)	(60)

Distributions on Series A Preferred Units and Series B Preferred Stock	(3,064)	(3,117)	(9,269)	(9,368)

Net loss available to common stockholders of Farmland Partners Inc.	$(2,553)	$(4,499)	$(8,234)	$(4,733)

Basic and diluted per common share data:
Basic net (loss) available to common stockholders	$(0.09)	$(0.15)	$(0.28)	$(0.16)
Diluted net (loss) available to common stockholders	$(0.09)	$(0.15)	$(0.28)	$(0.16)
Basic weighted average common shares outstanding	29,206	29,497	29,392	30,319
Diluted weighted average common shares outstanding	29,206	29,497	29,392	30,319
Dividends declared per common share	$0.05	$0.05	$0.15	$0.15

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

For the three and nine months ended September 30, 2020 and 2019

(unaudited, in thousands except per share amounts)

	For the three months ended		For the nine months ended
	September 30,		September 30,
(in thousands except per share amounts)	2020	2019	2020	2019
Net income (loss)	$561	$(1,463)	$1,153	$5,070
(Gain) loss on disposition of assets	(1,348)	18	(2,179)	(7,891)
Depreciation, depletion and amortization	1,979	2,087	5,982	6,294
FFO	1,192	642	4,956	3,473

Stock based compensation	271	481	788	1,259
Deferred impact of interest rate swap terminations	191	—	329	—
Real estate related acquisition and due diligence costs	—	—	11	1
Distributions on Preferred units	(3,064)	(3,117)	(9,269)	(9,368)
AFFO	$(1,410)	$(1,994)	$(3,185)	$(4,635)

AFFO per diluted weighted average share data:

AFFO weighted average common shares	31,428	32,015	31,613	33,287

Net loss per share available to common stockholders	$(0.09)	$(0.15)	$(0.28)	$(0.16)

Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.12	0.11	0.33	0.31
Depreciation and depletion	0.06	0.07	0.19	0.19
Stock based compensation	0.01	0.02	0.02	0.04
(Gain) loss on disposition of assets	(0.04)	—	(0.07)	(0.24)
Distributions on Preferred units	(0.10)	(0.10)	(0.29)	(0.28)
AFFO per diluted weighted average share	$(0.04)	$(0.06)	$(0.10)	$(0.14)

	For the three months ended		For the nine months ended
	September 30,		September 30,
(in thousands)	2020	2019	2020	2019
Net Income (loss)	$561	$(1,463)	$1,153	$5,070
Interest expense	4,411	4,818	13,541	14,805
Income tax expense	—	—	—	—
Depreciation, depletion and amortization	1,979	2,087	5,982	6,294
(Gain) loss on disposition of assets	(1,348)	18	(2,179)	(7,891)
EBITDAre	$5,603	$5,460	$18,497	$18,278

Stock based compensation	271	481	788	1,259
Real estate related acquisition and due diligence costs	—	—	11	1
Adjusted EBITDAre	$5,874	$5,941	$19,296	$19,538

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
OPERATING REVENUES:
Rental income	$8,701	$9,111	$27,916	$28,480
Tenant reimbursements	911	458	2,655	1,392
Crop sales	748	(145)	1,445	788
Other revenue	244	424	755	1,024
Total operating revenues	$10,604	$9,848	$32,771	$31,684

Property operating expenses	1,961	2,050	5,640	6,171
NOI	$8,643	$7,798	$27,131	$25,513

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs and stock-based compensation.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of NAREIT’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance. Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures. Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDAre and Adjusted EBITDAre

The Company calculates Earnings Before Interest Taxes Depreciation and Amortization for real estate (“EBITDAre”) in accordance with the standards established by NAREIT in its September 2017 White Paper. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates. EBITDAre is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP. The Company believes that EBITDAreis a useful performance measure commonly reported and will be widely used by analysts and investors in the Company’s industry. However, while EBITDAre is a performance measure widely used across the Company’s industry, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance. Therefore, in addition to EBITDAre, management uses Adjusted EBITDAre, a non-GAAP measure.

The Company calculates Adjusted EBITDAre by adjusting EBITDAre for certain items such as stock-based compensation and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDAre provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDAre, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDAre and Adjusted EBITDAre have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Net Operating Income (NOI)

The Company calculates net operating income (NOI) as total operating revenues (rental income, tenant reimbursements, crop sales and other revenue) less property operating expenses (direct property expenses and real estate taxes). Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.